AMENDMENT TO FUND PARTICIPATION AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

AND OTHER REQUIRED MATERIALS

Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company, a New York life insurance company, and Equitable Financial Life Insurance Company of America, formerly known as MONY Life Insurance Company of America, an Arizona stock life insurance company (collectively “Company”), BlackRock Variable Series Funds, Inc. and BlackRock Variable Series Funds II, Inc. (each the “Fund”), each an open-end management investment company organized as a Maryland corporation, BlackRock Advisors, LLC (the “Advisor”) and BlackRock Investments, LLC (the “Distributor”), entered into a certain fund participation agreement dated October 19, 2009 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of July 1, 2021, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), each Fund, the Advisor and the Distributor (collectively, the “Fund Parties”).

RECITALS

WHEREAS, pursuant to the Participation Agreement among the Parties, the Company invests in shares of certain of the portfolios of each Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”);

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company, on behalf of the Accounts, has certain obligations pursuant to Rule 30e-2 under the 1940 Act to deliver Fund shareholder reports to Contract Owners, which obligations may be satisfied by compliance with Rule 30e-3 under the 1940 Act (“Rule 30e-3”);

WHEREAS, the Company intends to comply with the requirements, terms and conditions of Rule 30e-3 to satisfy its obligation to deliver Fund shareholder reports to Contract Owners, including hosting the website of certain Fund materials required by Rule 30e-3; and

WHEREAS, Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”) may require that a Statutory Prospectus (as defined in Rule 498A under the 1933 Act; “Rule 498A”) for the Portfolios be delivered to Contract Owners under certain circumstances;

WHEREAS, the Parties intend to meet any such Portfolio Statutory Prospectus delivery requirement by relying on and complying with the requirements, terms and conditions of paragraph (j) of Rule 498A for “on-line” delivery, and further, the Parties wish to clarify compliance with sanctions rules and laws and to prevent anti-money laundering;

WHEREAS, paragraph (j) of Rule 498A requires, inter alia, that some of the Fund Documents (defined below) be posted and maintained on a website specified on the cover page of the Summary Prospectus for the Variable Contracts, and the Company intends to host said website; and

WHEREAS, the Company cannot host such website in compliance with Rules 30e-3 and 498A unless each Fund prepares and provides the Fund Documents that are specified in Rules 30e-3 and 498A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, each Fund, the Advisor and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1.	Provision of Fund Documents; Website Posting.

(a)

Fund Documents. Each Fund, the Adviser and/or the Distributor are responsible for preparing and providing the following “Fund Documents,” as specified in paragraph (b)(1) of Rule 30e-3 and paragraph (j)(1)(iii) of Rule 498A:

(i)	Summary Prospectus for the Portfolios;

(ii)	Statutory Prospectus for the Portfolios;

(iii)	Statement of Additional Information (“SAI”) for the Portfolios; and

(iv)

Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Portfolios (together, the “Shareholder Reports”) (referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders).

(v)	Complete Portfolio Holdings From Shareholder Reports Containing a Summary Schedule of Investments to the extent applicable; and

(vi)	Portfolio Holdings For Most Recent First and Third Fiscal Quarters (together with the complete portfolio holdings specified in (v) above, the “Portfolio Holdings”).

(b)	Deadline for Providing, and Currentness of, Fund Documents.

(i)

Each Fund, the Adviser and/or the Distributor shall provide the Summary Prospectus, Statutory Prospectus, and SAI for the Portfolios to the Company (or its designee) on a timely basis (to facilitate the required website posting) and provide updated versions as necessary, in order to facilitate a continuous offering of each Portfolio’s securities and the Variable Contracts.

(ii)

Each Fund, the Adviser and/or the Distributor shall provide the Shareholder Reports and Portfolio Holdings on a timely basis (to facilitate the required website posting) but no later than 5 business days before the date each time that the Required Materials are required to be posted by Rule 30e-3.

(c)

Format of Fund Documents. Each Fund, the Adviser and/or the Distributor shall provide the Fund Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that:

(i)	are both human-readable and capable of being printed on paper in human-readable format (in accordance with paragraph (b)(3) of Rule 30e-3 and paragraph (h)(2)(i) of Rule 498A); and

(ii)

permit persons accessing the Statutory Prospectus and SAI to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and

(iii)

permit persons accessing the Fund Documents to permanently retain, free of charge, an electronic version of such materials that meet the requirements of subparagraphs (h)(2)(i) and (ii) of Rule 498A (in accordance with paragraph (h)(3) of Rule 498A).

(d)

Website Hosting. The Company shall host and maintain the website specified in paragraph (j)(1)(iii) of Rule 498A, so that the Fund Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that each Fund, the Adviser and the Distributor fulfill their obligations under this Amendment.

(e)	Use of Summary Prospectuses.

(i)

The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A no later than May 1, 2022.

(ii)	Each Fund, the Adviser and/or the Distributor shall ensure that a summary prospectus is used for the Portfolios, in accordance with paragraph (j)(1)(ii) of Rule 498A if available.

(f)

Notice Fee (Expense Allocation) The Fund and/or the Distributor shall bear the cost of preparing and mailing notices as required by paragraph (c) of Rule 30e-3 of the availability of certain Fund Documents to Contract Owners. The Fund’s and/or Distributor’s proportional cost is equal to the quotient of (a) divided by (b) multiplied by (c) where (a) is the total hosting and mailing expenses incurred by Company for all funds offered in its Accounts, (b) is the total number of funds available across the Company’s Accounts and (c) is the number of funds available across the Company’s Accounts that are part of the Fund’s family. The annual cost of the hosting expenses will not be more than $600 per Portfolio.

Furthermore, the Company shall calculate the payment contemplated in this section (f) after the end of each calendar year and shall submit invoices with calculation details on an annual basis to the Funds and/or the Distributor at GroupGFRInvoices@blackrock.com or such other electronic transmission address specified by the Funds and/or the Distributor from time to time. Invoices shall be accurate in all material respects. Invoices shall only cover time periods prior to termination of the Agreement. The Fund and/or the Distributor shall pay the Notice Fee to the Company within 60 business days after each calendar year after receipt of the invoice in good order.

2.

Content of Fund Documents. Each Fund, the Adviser and/or the Distributor shall be responsible for the content and substance of the Fund Documents as provided to the Company, including, but not limited to, the accuracy and completeness of the Fund Documents. Without limiting the generality of the foregoing in any manner, each Fund, the Adviser and/or the Distributor shall be responsible for ensuring that the Fund Documents as provided to the Company:

(a)	Meet the applicable standards of the 1933 Act, the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

(b)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3.	Provision of Fund Documents for Paper Delivery. Each Fund, the Adviser and/or the Distributor or the Company shall:

(a)

As the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the then current Fund Documents, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract Owners (see paragraphs (e) and (f) of Rule 30e-3 and paragraphs (i)(1) and (j)(3) of Rule 498A). Such Company requests shall be fulfilled reasonably promptly, but in no event more than 5 business days after the request from the Company is received by either a Fund or the Distributor.

(b)

Alternatively, if requested by the Company in lieu thereof, the Fund or its designee shall provide such electronic documentation (including “camera ready” copies of the current Fund Documents as set in type, or at the request of the Company, a diskette in a form suitable to be sent to a financial printer), and such other assistance as is reasonably necessary to have the then current Fund Documents printed for distribution.

4.	Expense Allocation. The table included in Schedule C to the Participation Agreement, entitled “Expenses,” is hereby amended in relevant part as follows:

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus (including Summary and Statutory Prospectus)	Printing of prospectuses	Company	Existing - Fund Prospective — Company

	Distribution (including postage) to Existing Clients	Company	Fund

	Distribution (including postage) to Prospective Clients	Company	Company

Mutual Fund Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	If Required by Company	Company (Fund, Distributor or Adviser to provide Company with document in PDF or electronic format)	Company

Mutual Fund SAI	Printing (If required)	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	Distribution (including postage)	Party who receives the request	Party who receives the request

Mutual Fund Annual & Semi-Annual Report	Printing of reports	Fund, Distributor or Adviser	Fund, Distributor or Adviser

	Distribution	Company	Fund, Distributor or Adviser

Other communication to New and Prospective clients, including Portfolio Holdings	If Required by Law, the Fund, Distributor or Adviser	Company	Distributor or Adviser

	If Required by Company	Company	Company

Other communication to existing clients, including Portfolio Holdings	Distribution (including labor and printing) if required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser

	Distribution (including labor and printing) if required by Company	Company	Company

All other portions of Schedule C remain unchanged.

4.

Portfolio Expense and Performance Data. Each Fund shall provide such data regarding each Portfolio’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration and sale of the Variable Contracts.

5.	Construction of this Amendment; Participation Agreement.

(a)

This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and Rule 498A (including paragraph (j) thereof) under the 1933 Act and any interpretations of those Rules by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

(b)

To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

6.	Termination. This Amendment shall terminate upon the earlier of:

(a)	termination of the Participation Agreement; or

(b)	60 days written notice from any Party to the other Parties.

7.	Applicable Law. Article IX of the Participation Agreement is shall include the following 9.3 section as follows:

All applicable laws, rules and regulations including, without limitation, the rules and regulations of any regulatory or self-regulatory authority with jurisdiction over a party are collectively referred to herein as “Applicable Law”. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws and insurance laws of the various states.

8.	Notices. Article XI of the Participation Agreement entitled “Notices” is hereby deleted in its entirety and replaced as follows:

Unless otherwise specified in this Agreement, all notices shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of delivery); (b) when delivered if sent by a nationally recognized overnight courier (with written or electronic confirmation of delivery); or (c) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Notices must be sent to the respective parties at the address(es) indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Article 7).

To the Fund:	With a copy to:

c/o BlackRock Advisors, LLC	BlackRock, Inc.
Attn: Ariana Brown	Attn: General Counsel – VI Funds
FDP-Agreements	40 East 52nd Street
40 East 52nd Street	New York, NY 10022
New York, NY 10022

If to the Company:
Equitable Financial Life Insurance
If to the Company:	Company of America
Equitable Financial Life Insurance Company	Attn: Kenneth Kozlowski
Attn: Kenneth Kozlowski	1290 Avenue of Americas
1290 Avenue of Americas	16th Floor
16th Floor	New York, NY 10104
New York, NY 10104

9.	Provisions of Anti-Money Laundering and Sanctions.

(a)

As long as Shares of a Fund are held on behalf of Contract Owners, the Company and Parties shall comply with Applicable Law (including, but not limited to, any disclosure regarding fees or other compensation paid to the Company pursuant to this Agreement or any Related Agreement). The Company and Parties shall have policies and procedures in place which the Company and Parties reasonably believes to be appropriate and sufficient with regard to the handling of orders on a timely basis and which the Company and Parties believes provide adequate controls and procedures to ensure ongoing compliance with the requirements of this section (a) as applicable and effective. The Company and Parties will, upon request, annually certify to compliance with Applicable Law. The Company and Parties acknowledges and agree that each have their own independent AML obligations for compliance with Applicable Law and the Parties have no responsibility for determining whether the Fund Shares are suitable for the Accounts or Contract Owners. Fund Parties will comply with Executive Order 13959 Addressing the Threat from Securities Investments that Finance Communist Chinese Military Companies, and certify compliance upon request, and acknowledges the Company intends to rely on the Fund Parties confirmation with respect to each Portfolio’s investment transaction.

(b)

Without limiting the generality of section (a) above, as long as Shares of a Fund are held on behalf of Contract Owners, the Company has adopted, implemented and shall maintain and comply with a reasonable risk-based program to comply with all applicable economic, trade and financial sanctions laws, resolutions, executive orders and regulations enacted by the United States (including as administered and/or enforced by the Office of Foreign Assets Control), the European Union, the United Nations and other applicable jurisdictions (collectively, “Sanctions Laws”). The Company shall maintain and comply with policies, procedures and controls that are reasonably designed to ensure compliance with Sanctions

Laws and limit the risk of transactions that could be regarded as circumventing Sanctions Laws and that it, the Accounts, the Contract Owners and, to the extent required by law, its and their owners and controllers (i) are not in violation of any Sanctions Laws or on any list of prohibited individuals or entities enacted under Sanctions Laws (collectively, “Sanctions Lists”) and (ii) are not located, organized or doing business in a country or territory that is, or whose government is, the target of embargo or countrywide sanctions under any Sanctions Laws. The Company agrees that it will take reasonable steps to ensure that Account and Contract Owner funds shall not be directly or indirectly derived from, invested for the benefit of or related in any way to, persons, entities or countries that are subject to any country embargoes, in violation of any Sanctions Laws or on any Sanctions Lists. The Company will promptly inform the Distributor and/or the Advisor in writing if with respect to the transactions in the shares or the Company’s services, the Company becomes aware of any violations of Sanctions Laws by itself or any of the Accounts or Contract Owners or to the extent required by Applicable Law, any of their owners or controllers or if it or any of the Accounts or Contract Owners or any of their owners or controllers are the target of embargo or identified on any Sanctions Lists.

(c)

Without limiting the generality of section (a) above, as long as Shares of the Fund are held on behalf of Contract Owners, the Company has adopted, implemented and shall maintain and comply with an anti-money laundering program to comply with (i) all applicable United States laws and regulations relating to anti-money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and the Bank Secrecy Act, as amended by the USA PATRIOT Act, and SEC and FINRA rules and regulations and (ii) all applicable laws and regulations relating to anti-money laundering from other applicable jurisdictions (collectively, “AML Laws”). In addition, the Company shall have a designated anti-money laundering compliance officer, and the Company shall provide anti-money laundering training to its staff on an annual basis. Finally, the Company’s anti-money laundering program shall provide for an independent audit of its anti-money laundering program on an annual basis. The Company will promptly inform the Distributor and/or the Advisor in writing, to the extent not prohibited by Applicable Law, if the Company becomes aware of any violations of AML Laws by it or any Account or Contract Owner with respect to the Company’s services or transactions in Shares or if the Company is unable to comply with its obligations under this section (c).

(d)

As long as Shares of the Fund are held on behalf of Contract Owners, the Company shall provide the Distributor and/or the Advisor with such information as it may reasonably request, including, but not limited to, the filling out of questionnaires, attestations and other documents, to enable each Fund, the Distributor, and the Advisor to fulfill their obligations under Sanctions Laws and AML Laws (including maintaining records for at least five years).

(e)

As long as Shares of the Fund are held on behalf of Contract Owners, the Company represents and warrants that neither it nor any of its principals have been previously indicted with respect to or convicted of any criminal charges, including money laundering, and neither it nor any of its principals is the subject of any criminal action of any nature or of any regulatory or self-regulatory action relating to money laundering.

(f)

As long as Shares of the Fund are held on behalf of Contract Owners, the Company represents and warrants that it is aware of Sanctions Laws, and it has not violated and shall not violate any Sanctions Laws.

(g)

This Agreement may be terminated immediately upon written notice to the other parties by the Series or the Underwriter, at either’s option, if either the Series or the Underwriter shall determine, in its sole judgment exercised in good faith the Company shall have violated Applicable Law in a material respect, including, without limitation, any AML Laws or Sanctions Laws, or is unable to comply with the compliance obligations set forth in this Agreement regarding anti-money laundering or sanctions.

10.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company, on behalf of itself and each Separate Account

By:

Print Name:	Kenneth Kozlowski
Title: Managing Director
Date: 7/14/2021 | 10:08 AM EDT

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:

Print Name:	Kenneth Kozlowski
Title: Senior Vice President
Date: 7/14/2021 | 10:08 AM EDT

Each Fund:

BlackRock Variable Series Funds, Inc.

By:

Print Name:
Title:
Date:

BlackRock Variable Series Funds II, Inc.

By:

Print Name:
Title:
Date:

The Advisor:

BlackRock Advisors, LLC

By:

Print Name:
Title:
Date:

The Distributor:

BlackRock Investments, LLC

By:

Print Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company, on behalf of itself and each Separate Account

By:

Print Name:
Title:
Date:

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:

Print Name:
Title:
Date:

Each Fund:

BlackRock Variable Series Funds, Inc.

By:

Print Name:	Charles Park
Title: Chief Compliance Officer
Date: July 15, 2021

BlackRock Variable Series Funds II, Inc.

By:

Print Name:	Charles Park
Title: Chief Compliance Officer
Date: July 15, 2021

The Advisor:

BlackRock Advisors, LLC

By:

Print Name:	Anne Ackerley
Title: Managing Director
Date: July 21, 2021

The Distributor:

BlackRock Investments, LLC

By:

Print Name:	Ariana Brown
Title: Director
Date: July 15, 2021